FOURTH AMENDMENT TO AGREEMENT OF LEASE
MADE THIS 12th DAY OF MARCH, 2008
BY AND BETWEEN
THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having its principal place of business in Allegheny County, Pennsylvania
AND
HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts
WHEREAS, the parties hereto have entered into a certain Agreement of Lease dated July 17, 1990, as amended by First Amendment to Agreement of Lease dated April 30, 1991, by Second Amendment to Agreement of Lease dated October 18, 2000 and by Third Amendment dated March 23, 2004 (hereinafter collectively called the “Lease”) covering certain property known as Buildings 18 and 18A in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania and more particularly described in the Lease and called herein and therein the Leased Premises; and
WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and
WHEREAS, the parties hereto desire to further amend the Lease to (i) expand the Leased Premises by 28,309 square feet of agreed upon space located in a portion of Building #3 in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania (the “Building #3 Space”) as shown outlined in red on Exhibit A-4 which is attached hereto and made a part hereof, (ii) establish the rent for the Building #3 Space, (iii) establish the term of the Lease for the Building #3 Space, and (iv) such other amendments or supplements to accomplish the intent of the parties hereto.
NOW, THEREFORE in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:
1. LEASED PREMISES: Subject to the provisions of paragraph 3 of this Fourth Amendment to Agreement of Lease, effective April 1, 2008 the Leased Premises shall be expanded to include Building #3 Space and the Building #3 Space shall be included in and become a part of the Leased Premises.
2.     TERM: The term of the Lease for the Building #3 Space (the “Building #3 Lease Term”) shall be twelve (12) months to commence April 1, 2008 (the “Building #3

Space Commencement Date”) and end at 11:59 pm on March 31, 2009, subject nevertheless to the following covenants and conditions which Landlord and Tenant respectively covenant and agree to keep and perform. The expiration date of the Lease and the Roll Over Term thereof for the Leased Premises, exclusive of the Building #3 Space shall remain June 30, 2011.
3.     COMPLETION: Landlord shall use Landlord’s commercially reasonable efforts to substantially complete, at Landlord’s cost and expense, the renovations to the Building #3 Space described on Exhibit B-4 attached hereto and made a part hereof (the “Building #3 Renovations”) within thirty (30) days of receipt of fully executed Lease and prior to the Building #3 Space Commencement Date. If the Building #3 Renovations are not so completed, the Lease shall remain in full force and effect except that the rental, utility payments and other sums due as additional rental for Building #3 Space under the Lease shall not commence until the seventh (7th) day (hereinafter known as the “Building #3 Space Beginning Date”) after Landlord has provided written notice to Tenant (“Second Letter Amendment”) setting forth (i) that the Building #3 Renovations are substantially completed and the Building #3 Space is ready for occupancy, (ii) the actual Building #3 Space Commencement Date and the expiration date of the Building #3 Lease Term, and (iii) subject to paragraph 4 of this Fourth Amendment to Agreement of Lease, the dates and amounts of the rental payments due hereunder. The Second Letter Amendment when issued as provided herein shall be incorporated into and made a part of the Lease. If the Building #3 Space Beginning Date is other than the first day of a month, Tenant shall pay to Landlord as rental the sum of $329.63 for each day from the Building #3 Space Beginning Date to but not including the first day of the month following the Building #3 Space Beginning Date, and the initial term for the Building #3 Space shall run for a full twelve (12) months from the first day of the month following the Building #3 Space Beginning Date (the “Building #3 Space Rent Commencement Date”) so as to end on the last day of the twelfth (12th) full month after the Building #3 Space Rent Commencement Date.
All terms and conditions of the Lease, as it pertains to the Building #3 Space, shall be effective from the Building #3 Space Beginning Date as though the Building #3 Lease Term of the Lease had commenced on the Building #3 Space Beginning Date except the expiration date of the Building #3 Lease Term shall be as provided above in this paragraph 3.
With Landlord’s permission, Tenant may, thirty (30) days prior to the Building #3 Space Commencement Date or the Building #3 Space Rent Commencement Date, occupy portions of the Building #3 Space as designated by Landlord for the purpose of installing Tenant’s communication wiring and cabling and to prepare the space for Tenant’s occupancy without the payment of rental hereunder provided Tenant shall be responsible for any additional utility cost incurred as a result of such occupancy. In installing Tenant’s communications wiring and cabling and to prepare the space for Tenant’s occupancy, Tenant and its contractors shall not interfere or delay Landlord or its contractors in performing Landlord’s Work.

4.     RENT: Tenant shall pay to Landlord as monthly rental for the Lease Premises as and when expanded by the Building #3 Space the following amounts at the following times:

A.
Tenant shall continue to pay to Landlord as monthly rental for the Leased Premises, excluding the Building #3 Space, the existing monthly rental of $28,666.13 to and including the later of March 1, 2008 or the first day of the month preceding the month in which the Building #3 Space Rent Commencement Date occurs, whichever is applicable.

B.
On April 1, 2008 or on the Building #3 Space Rent Commencement Date, whichever is applicable, Tenant shall pay to Landlord the per diem rental set forth in paragraph 3 of this Fourth Amendment to Agreement of Lease, if any.

C.
Beginning April 1, 2008 or on the Building #3 Space Rent Commencement Date, whichever is applicable, and on the first day of the next succeeding eleven (11) months thereafter, Tenant shall pay to Landlord as monthly rental for the Leased Premises, as expanded by the Building #3 Space, the amount of $38,692.23.

D.
In the event Tenant exercised its option to extend the Lease and the term thereof for the Building #3 Space for the New Renewal(s) as provided in paragraph 7 herein, Tenant shall continue to pay to Landlord as monthly rental for the Leased Premises, as expanded by the Building #3 Space, the amount of $38,692.23 plus any additional rental for real estate taxes or insurance premiums over the base year, if any, to the expiration of the extant New Renewal Term.

E.
Beginning on the first day of the month following the expiration of the Building #3 Lease Term for whatever cause, and on the first day of each calendar month thereafter during the balance of the term of the Lease, Tenant shall pay to Landlord as monthly rental for the Leased Premises the amount of $28,666.13.

The rentals under this paragraph 4 shall be payable in advance, without demand, deduction or set off. All rentals and other sums payable as additional rental hereunder shall be paid to Landlord at 5600 Forward Avenue, P.O. Box 81930, Pittsburgh, PA 15217-0930 or at such other place or to such other person as may be designated by Landlord in writing.

5.     REAL ESTATE TAXES AND INSURANCE: Section 2 (Taxes) and the second full paragraph of Section 8 (Insurance) of the Agreement of Lease dated July 17, 1990 shall not be applicable to the Building #3 Space.
The rental for the Building #3 Space includes Tenant’s allocable share of real estate taxes and insurance premiums as determined by Landlord on the Building #3 Space for the Building #3 Lease Term, which initial term is called the base year. If Tenant extends the Building #3 Lease Term of the lease for a New Renewal Term, as defined herein, Tenant shall pay to Landlord as additional rent within 30 days of billing by Landlord, any increase in Tenant’s allocable share of real estate taxes and insurance premiums over the base year real estate taxes and insurance premiums.
6.     INSURANCE: Landlord shall maintain commercial property insurance covering the perils insured under the ISO Special Form or any substitution thereof on the insurable portion of the Building #3 Space for its replacement value in such amounts as Landlord may from time to time reasonably determine. Within fifteen (15) days after Landlord provides Tenant with supporting documentation the cost of insuring the insurable portion of the Building #3 Space, Tenant shall pay to Landlord as additional rental hereunder, Tenant’s share of the insurance premium as determined by Landlord, paid or payable by Landlord, for the purpose of insuring the insurable portion of the Building #3 Space over the base year. In addition, Tenant shall be liable for any increase in such insurance premiums resulting from Tenant’s specific use of the Building #3 Space. If the Building #3 Space is damaged as a result of an insured risk, Tenant shall be responsible for its proportionate share of the deductible portion of Landlord’s insurance coverage which deductible is currently $5,000.00.
7.     RENEWAL OPTION: Tenant shall have the right and option to extend the Building #3 Lease Term for the Building #3 Space only for two consecutive terms of six (6) months (each a “New Renewal Term”) to commence immediately following the expiration of the Building #3 Lease Term or the first New Renewal Term. Tenant may exercise the right to extend the Building #3 Lease Term for a New Renewal Term only by delivering to Landlord written notice of Tenant’s exercise of such right no less than three (3) months prior to the expiration date of the Building #3 Lease Term or the first New Renewal Term, if applicable, time being of the essence. The terms and conditions of the Building #3 Lease Term shall continue in full force and effect for each New Renewal Term and the monthly rental for each New Renewal Term, if applicable, shall continue at the same rental of $38,692.23.
Notwithstanding the above, if Haemonetics Corporation itself is not in full possession of the Building #3 Space continually during the Building #3 Lease Term or the first New Renewal Term and at the commencement of each New Renewal Term, Landlord may at its option terminate the Building #3 Lease Term, as of the last day of the Building #3 Lease Term or the first New Renewal Term of the Lease.

8.     TERMINATION OF NEW RENEWAL TERMS: If Tenant has exercised its right to extend the Building #3 Lease Term, at any time during the first New Renewal Term or the second New Renewal Term, if applicable, Landlord or Tenant, by written notice to the other given two (2) months in advance, may terminate the Lease and the Building #3 Lease Term thereof, as it applies to the Building #3 Space only, effective two (2) months after the date of said notice and the Building #3 Lease Term thereof, as to the Building #3 Space, shall terminate as though such date was the scheduled termination date of Building #3 Lease Term.
9.     MAINTENANCE AND REPAIR: Notwithstanding the provisions of section 4 of the Agreement of Lease dated July 17, 1990, Landlord shall be responsible for the snow plowing of the driveway shown shaded in orange on Exhibit A-4 attached hereto and made a part hereof. Landlord shall also be responsible for roof and structural repairs as set forth in the Lease.
10.     UTILITIES: Tenant shall be responsible for all utility charges for services used or consumed in connection with the Building #3 Space, including but not limited to, electric, gas, sewer, and water. All utilities will be either separately metered and billed directly to Tenant by the appropriate utility company or sub-metered and billed to Tenant by Landlord.
11.     RESERVATIONS: Landlord reserves for itself and all tenants in the commerce park where the Building #3 Space is located, the use of access roads and of utilities, and the right to make additional connections as Landlord may deem necessary, without unreasonable interference with the operations of Tenant.
Landlord also reserves for itself, its tenants, and business invitees the area shown shaded in orange on Exhibit A-4 attached hereto to be used in common with Tenant, its employees and business invitees as a driveway for pedestrian and vehicular ingress and egress from and to the Building #3 Space.
(THE REMAINDER OF THIS PAGE INTENTIONALLY REMAINS BLANK)

12.     BROKER: Landlord is represented by The Buncher Company and Tenant is being represented by DTZ FHO Partners and neither party shall be responsible for the payment of commissions or fees to the other party’s broker. Each party agrees to indemnify the other for any liability or claims for commissions or fees arising from a breach of this warranty by the indemnifying party.
WITNESS the due execution hereof on the day and year first written above.

ATTEST:		THE BUNCHER COMPANY
BY:	(SIGNATURE APPEARS HERE)	BY:	(SIGNATURE APPEARS HERE)
	Bernita Buncher		Thomas J. Balestrieri
	Secretary		President/CEO

(Corporate Seal)

ATTEST:		HAEMONETICS CORPORATION
BY:	(SIGNATURE APPEARS HERE)	BY:	(SIGNATURE APPEARS HERE)
Name:	(SIGNATURE APPEARS HERE)	Name:	(SIGNATURE APPEARS HERE)
Title:	(SIGNATURE APPEARS HERE)	Title:	(SIGNATURE APPEARS HERE)

(Corporate Seal)

EXHIBITB-4
BUILDING FINISHES

EXTERIOR:	The exterior of the warehouse is painted concrete block.

FRAME:	Rigid steel frame construction with bay spacing of 50’ x 23’. Interior steel and roof deck is painted white.

FLOOR:	6” reinforced concrete over compacted fill at dock height. Landlord will clean the concrete floor prior to Tenant’s occupancy.

ROOF:	20 gauge steel decking, insulated, single membrane rubber roof system.

HEAT:
Warehouse: Gas-fired unit heaters thermostatically controlled to provide 50°F inside temperature at 0°F outside temperature in warehouse to be delivered by Landlord in good working order. Landlord will inspect all existing unit heaters and perform any repairs, if necessary.

ELECTRICAL:
Existing electrical service to the building is 480/277 volt, 3- phase, 4-wire to service the existing office and warehouse. Any additional power required by Tenant shall be at Tenant’s sole cost and expense.

LIGHTING:	Warehouse: Existing lighting is 400-watt metal halide light and fixture in the warehouse area; landlord will inspect and replace any bad ballasts or burned out bulbs.

TRUCK DOORS:	Landlord will inspect the existing dock doors to include the drive-up ramp lift door and any corresponding dock lights, making any necessary repairs so that they are delivered in good working order.

SPRINKLERS:
Ordinary hazard 125’ wet system conforming to N.F.P.A. Pamphlet 13 to be delivered in good working order. The system is designed with 165°F sprinkler heads with a flow rate of .20 GPM over the most remote 2,000 square feet. Product must remain 18” below sprinkler heads. It is Tenant’s responsibility to check for adequacy of the system as it relates to their product.

DEMISING WALLS:	The warehouse is separated from the adjacent tenants by block demising walls. Landlord will repaint the inside face of the northern and western exterior block walls.

EXHIBIT	B-4			(SIGNATURE APPEARS HERE)
PAGE	1	OF	2

OFFICE AREA — TENANT ALLOWANCES

AREA:	Landlord will refurbish the existing mezzanine office space consisting of approximately 410 square feet, in accordance with the following finishes and allowances:

LIGHTING:	Fluorescent, lay-in recessed fixtures to provide a minimum of 50’ candle power at desk level.

ELECTRICAL OUTLETS:	110-volt duplex electrical outlets, as exists.

FLOORS:	New vinyl tile floor to be installed.

INTERIOR DOORS:	Existing interior doors are solid core birch, 1 3/4” (3’x7’) with Schlage brushed aluminum, or equal, hardware.

CEILING:	Install new acoustical tile (2’x4’ lay-in on T-bar grid system) throughout the office and restrooms.

INTERIOR WALLS:
Existing interior walls are constructed of metal studs, with 1/2” gypsum board taped, spackled, and sanded. Landlord will paint the walls, color to be chosen by Tenant from The Buncher Company’s standard selections.

CENTRAL HEATING/ H.V.A.C:	Landlord will inspect and service the existing HVAC wall mounted package units for proper operation and deliver them in good working order.

SANITARY FACILITIES:	Landlord will inspect all fixtures for proper operation and professionally clean and sanitize the warehouse restrooms and deliver them compliant with ADA as well as local code and ordinances.

EMERGENCY LIGHTING:	Battery powered back-up night-lights and exit lights.

EXHIBIT	B-4
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